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                                                                   EXHIBIT 10.33


                                                    EXECUTIVE:  EDWARD L. PIERCE


                              BINDVIEW CORPORATION

                              RESCISSION AGREEMENT

THIS RESCISSION AGREEMENT (this "AGREEMENT") is made between BindView Development Corporation, a Texas corporation (the "COMPANY"),1 and the "EXECUTIVE" identified above. Unless otherwise indicated, all references to Sections are to Sections in this Agreement.

1. BACKGROUND. The Company and the Executive previously executed the following documents on May 1, 2001: (1) a "Restricted Stock Agreement" pursuant to which the Executive was granted an award of 400,000 shares of restricted stock of the Company; (2) a promissory note executed and delivered by the Executive to the Company in the original principal amount of $1,044,000.00, bearing interest at 6% per annum, in payment for such restricted stock; (3) a security agreement granting the Company a security interest in such restricted stock.

2. RESCISSION. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree to the rescission of the documents recited in Section 1.

Executed to be effective as of December 31, 2001.

BINDVIEW CORPORATION, BY:                          EXECUTIVE


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Eric J. Pulaski, Chairman,                         Edward L. Pierce
President, and Chief
Executive Officer


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(1) "BindView Corporation" is a registered assumed name of BindView Development
    Corporation.